EXHIBIT 99.1

Trimble First Quarter 2010 Revenue of $319.0 Million Up 10 Percent;
Non-GAAP EPS of $0.34 Up 21 Percent As Compared to the First Quarter of 2009
•    Non-GAAP Operating Margin of 17.9 Percent

SUNNYVALE, Calif., Apr. 29, 2010 – Trimble (NASDAQ: TRMB) today announced revenue of $319.0 million for its first quarter ended April 2, 2010, up approximately 10 percent from revenue of $289.0 million in the first quarter of 2009.

Operating income for the first quarter of 2010 was $36.1 million, up approximately 49 percent as compared to the first quarter of 2009. Operating margin in the first quarter of 2010 was 11.3 percent, as compared to an operating margin of 8.4 percent in the first quarter of 2009.

Amortization of intangibles was $13.8 million in the first quarter of 2010, as compared to $12.3 million in the first quarter of 2009. The impact of stock-based compensation expense was $5.6 million, as compared to $4.2 million in the first quarter of 2009. There was also $0.7 million of restructuring expense, a $71 thousand acquisition-related inventory step-up charge, and $0.7 million of non-recurring acquisition costs in the first quarter of 2010.  This compares to a $4.5 million restructuring expense, a $0.2 million acquisition-related inventory step-up charge, and $0.5 million of non-recurring acquisition costs in the first quarter of 2009.

Excluding these items, first quarter 2010 non-GAAP operating income of $57.1 million was up 24 percent, as compared to the first quarter of 2009. Non-GAAP operating margin was 17.9 percent in the first quarter of 2010, as compared to 15.9 percent in the first quarter of 2009.

First quarter 2010 net income was $27.9 million, up 60 percent, as compared to the first quarter of 2009. Diluted earnings per share for the first quarter of 2010 were $0.23, as compared to diluted earnings per share of $0.14 for the first quarter of 2009.

Adjusting for the items noted above, non-GAAP net income of $42.6 million for the first quarter of 2010 was up 26 percent, as compared to the first quarter of 2009. Non-GAAP earnings per share for the first quarter of 2010 were $0.34, as compared to non-GAAP earnings per share of $0.28 in the first quarter of 2009.  The tax rate for the first quarter of 2010 was 29 percent.

Cash flow from operations for the first quarter of 2010 was $55.0 million.

“First quarter results reflected growing momentum in our markets, led by the Engineering and Construction segment,” said Steven W. Berglund, Trimble’s president and chief executive officer.  “While the shape of the recovery in some economic sectors remains uncertain, our confidence is growing that we can deliver double digit revenue growth in 2010 with disproportionately higher earnings growth.  We also believe we have improved our strategic position during the economic downturn and can take full advantage of the recovery as it gains strength.”

Trimble Results by Business Segment
Segment operating income is revenue less cost of goods sold and operating expenses, excluding general corporate expenses, restructuring expenses, amortization of intangibles, amortization of acquisition-related inventory step-up charges, non-recurring acquisition costs, and the impact of stock-based compensation expense.

Engineering and Construction (E&C)
First quarter 2010 E&C revenue was $157.6 million, up approximately 23 percent as compared to the first quarter of 2009, due to stronger sales in most regions.

Operating income in E&C for the first quarter 2010 was $18.8 million, or 11.9 percent of revenue, as compared to $2.5 million, or 2.0 percent of revenue, in the first quarter of 2009.  Non-GAAP operating income in the first quarter of 2010 was $20.5 million, or 13.0 percent of revenue, as compared to $3.8 million, or 3.0 percent of revenue, in the first quarter of 2009.  The improvement in non-GAAP operating margin was due to increased revenue and reductions in operating expenses.

Field Solutions
First quarter 2010 Field Solutions revenue was $95.9 million, down approximately 3 percent as compared to the first quarter of 2009.

Operating income in Field Solutions for the first quarter 2010 was $39.3 million, or 41.0 percent of revenue, as compared to $42.2 million, or 42.6 percent of revenue, in the first quarter of 2009.  Non-GAAP operating income for the first quarter of 2010 was $39.8 million, or 41.5 percent of revenue, as compared to $42.4 million, or 42.8 percent of revenue, in the first quarter of 2009.  The decrease in non-GAAP operating margin was due to slightly lower revenue compared to the prior year.

Mobile Solutions
First quarter 2010 Mobile Solutions revenue was $38.0 million, approximately flat as compared to the first quarter of 2009.

Operating income in Mobile Solutions for the first quarter 2010 was $1.9 million, or 5.0 percent of revenue, as compared to $3.1 million, or 8.2 percent of revenue, in the first quarter of 2009.  Non-GAAP operating income in Mobile Solutions for the first quarter of 2010 was $3.1 million, or 8.2 percent of revenue, as compared to $4.3 million or 11.2 percent of revenue, in the first quarter of 2009.  The decline in non-GAAP operating margin was due to product mix and a decline in sales of public safety products.

Advanced Devices
First quarter 2010 Advanced Devices revenue was $27.5 million, up approximately 15 percent as compared to the first quarter of 2009.

Operating income in Advanced Devices for the first quarter 2010 was $5.6 million, or 20.4 percent of revenue, as compared to $4.3 million, or 18.1 percent of revenue, in the first quarter of 2009.  Non-GAAP operating income in Advanced Devices was $6.1 million, or 22.0 percent of revenue, as compared to $4.6 million, or 19.4 percent of revenue, in the first quarter of 2009.  The higher non-GAAP operating margin was due to increased revenue and product mix.

Stock Repurchase Program
In January of 2008, Trimble announced a stock repurchase program for up to $250 million.  To date, the company has used $125.9 million of the $250 million to repurchase stock.  After placing the program on hold in late 2008 due to the economic downturn, Trimble will resume the program in 2010.

Use of Non-GAAP Financial Information
To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The specific non-GAAP measures which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why management chose to exclude selected items and the additional purposes for which these non-GAAP measures are used can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Management generally compensates for the limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release.  Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

Forward Looking Guidance
For the second quarter of 2010 Trimble expects revenue between $320 million and $325 million, with GAAP earnings per share of $0.22 to $0.24 and non-GAAP earnings per share of $0.34 to $0.36. Non-GAAP guidance for the second quarter of 2010 excludes the amortization of intangibles of $13.9 million related to previous acquisitions and the anticipated impact of stock-based compensation expense of $5.6 million. Both GAAP and non-GAAP earnings per share assume a 28 to 30 percent tax rate and 124.0 million shares outstanding.

Investor Conference Call / Webcast Details
Trimble will hold a conference call on April 29, 2010 at 1:30 p.m. PT to review its first quarter 2010 results. It will be broadcast live on the Web at http://investor.trimble.com.  Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (706) 634-6089 (international).  A replay of the call will be available for seven days at (800) 642-1687 (U.S.) or (706) 645-9291 (international) and the pass code is 5679779. The replay will also be available on the Web at the address above.

About Trimble
Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit www.trimble.com.

Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the ability to deliver the operating margins, revenue, and earnings per share that Trimble has guided for the second quarter and full year 2010, changes in tax-rate, the anticipated impact of stock-based compensation expense, the amortization of intangibles related to previous acquisitions, and the amount and timing of repurchases under the stock repurchase program.  The Company may suspend its stock repurchase plan at any time and for any reason without further notice.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. If the current economic conditions in the U.S. and Europe worsen it may negatively impact our customers’ purchasing decisions worldwide, including in emerging markets. In addition, the Company's results may be adversely affected if the Company is unable to market, manufacture, and ship new products.  Any weakening of our accounts receivable or write-off of goodwill could also impair our financial results. Any failure to achieve predicted results could negatively impact the Company's revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended

	Apr-2,	Apr-3,
	2010	2009

Revenue	$319,015	$288,954
Cost of sales	160,018	144,996
Gross margin	158,997	143,958
Gross margin (%)	49.8%	49.8%

Operating expenses
Research and development	35,890	34,137
Sales and marketing	49,768	48,935
General and administrative	28,547	26,042
Restructuring	631	3,623
Amortization of purchased intangible assets	8,046	6,969
Total operating expenses	122,882	119,706

Operating income	36,115	24,252

Non-operating income (loss), net
Interest income	399	199
Interest expense	(398)	(493)
Foreign currency transaction gain, net	746	184
Income (loss) from equity method investments, net	2,474	(107)
Other income (expense), net	314	(439)
Total non-operating income (loss), net	3,535	(656)

Income before taxes	39,650	23,596

Income tax provision	11,498	5,899
Net income	28,152	17,697
Less: Net income attributable to noncontrolling interests	254	232
Net income attributable to Trimble Navigation Ltd.	$27,898	$17,465

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$0.23	$0.15
Diluted	$0.23	$0.14

Shares used in calculating earnings per share:
Basic	120,760	119,260
Diluted	123,829	120,926

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Apr-2,	Jan-1
	2010	2010
Assets

Current assets:
Cash and cash equivalents	$307,073	$273,848
Accounts receivables, net	236,788	202,293
Other receivables	3,893	11,856
Inventories, net	150,657	144,012
Deferred income taxes	39,504	39,686
Other current assets	21,106	18,383
Total current assets	759,021	690,078

Property and equipment, net	45,250	44,635
Goodwill	771,046	764,193
Other purchased intangible assets, net	201,105	202,782
Other non-current assets	57,231	51,589

Total assets	$1,833,653	$1,753,277

Liabilities

Current liabilities:
Current portion of long-term debt	$394	$445
Accounts payable	81,082	53,775
Accrued compensation and benefits	47,661	43,272
Deferred revenue	71,582	68,968
Accrued warranty expense	14,375	14,744
Other accrued liabilities	39,383	42,041
Total current liabilities	254,477	223,245

Non-current portion of long-term debt	151,059	151,038
Non-current deferred revenue	16,365	15,599
Deferred income taxes	41,658	38,857
Other non-current liabilities	65,184	59,983
Total liabilities	528,743	488,722

Commitments and contingencies

Equity

Shareholders' equity:
Common stock	735,126	720,248
Retained earnings	519,265	491,367
Accumulated other comprehensive income	40,793	48,297
Total Trimble Navigation Ltd. shareholders' equity	1,295,184	1,259,912
Noncontrolling interests	9,726	4,643
Total equity	1,304,910	1,264,555

Total liabilities and equity	$1,833,653	$1,753,277

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended
	Apr-2,	Apr-3,
	2010	2009

Cash flow from operating activities:
Net Income	$28,152	$17,697

Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	4,451	4,463
Amortization expense	13,817	12,298
Provision for doubtful accounts	1,038	2,212
Amortization of debt issuance cost	57	56
Deferred income taxes	103	(1,606)
Stock-based compensation	5,641	4,226
(Income) loss from equity method investments	(2,474)	107
Excess tax benefit for stock-based compensation	(482)	(21)
Provision for excess and obsolete inventories	1,902	904
Other non-cash items	(1,817)	(2,333)

Add decrease (increase) in assets:
Accounts receivables	(31,546)	(18,712)
Other receivables	8,060	5,486
Inventories	(9,441)	(7,327)
Other current and non-current assets	(2,103)	730

Add increase (decrease) in liabilities:
Accounts payable	27,319	12,682
Accrued compensation and benefits	4,741	2,391
Accrued liabilities	2,677	5,801
Deferred revenue	5,468	4,107
Income taxes payable	(583)	-
Net cash provided by operating activities	54,980	43,161

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(21,571)	(17,294)
Acquisition of property and equipment	(5,299)	(3,261)
Acquisitions of intangible assets	(297)	(26,001)
Purchases of equity method investments	(2,750)	-
Purchases of short-term investments	-	(1,999)
Other	1	14
Net cash used in investing activities	(29,916)	(48,541)

Cash flow from financing activities:
Issuance of common stock	9,172	4,602
Excess tax benefit for stock-based compensation	482	21
Payments on long-term debt and revolving credit lines	(54)	-
Net cash provided by financing activities	9,600	4,623

Effect of exchange rate changes on cash and cash equivalents	(1,439)	(1,946)

Net increase in cash and cash equivalents	33,225	(2,703)
Cash and cash equivalents - beginning of period	273,848	142,531

Cash and cash equivalents - end of period	$307,073	$139,828

REPORTING SEGMENTS
(Dollars in thousands)
(Unaudited)

	Reporting Segments
	Engineering
	and	Field	Mobile	Advanced
	Construction	Solutions	Solutions	Devices

THREE MONTHS ENDED APRIL 2, 2010:
Revenue	$157,618	$95,901	$37,959	$27,537

Operating income before corporate allocations:	$18,807	$39,313	$1,899	$5,625
Operating margin (% of segment external net revenues)	11.9%	41.0%	5.0%	20.4%

THREE MONTHS ENDED APRIL 3, 2009:
Revenue	$127,651	$99,157	$38,288	$23,858

Operating income before corporate allocations:	$2,509	$42,203	$3,148	$4,312
Operating margin (% of segment external net revenues)	2.0%	42.6%	8.2%	18.1%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended
		Apr-2,		Apr-3,
		2010		2009
		Dollar	% of	Dollar	% of
		Amount	Revenue	Amount	Revenue
GROSS MARGIN:
GAAP gross margin:		$158,997	49.8%	$143,958	49.8%
Restructuring	( A )	43	0.0%	865	0.3%
Amortization of purchased intangibles	( B )	5,769	1.8%	5,285	1.8%
Stock-based compensation	( C )	501	0.2%	438	0.2%
Amortization of acquisition-related inventory step-up	( D )	71	0.0%	223	0.1%
Non-GAAP gross margin:		$165,381	51.8%	$150,769	52.2%

OPERATING EXPENSES:
GAAP operating expenses:		$122,882		$119,706
Restructuring	( A )	(631)		(3,623)
Amortization of purchased intangibles	( B )	(8,046)		(6,969)
Stock-based compensation	( C )	(5,140)		(3,788)
Non-recurring acquisition costs	( E )	(738)		(465)
Non-GAAP operating expenses:		$108,327		$104,861

OPERATING INCOME:
GAAP operating income:		$36,115	11.3%	$24,252	8.4%
Restructuring	( A )	674	0.2%	4,488	1.5%
Amortization of purchased intangibles	( B )	13,815	4.4%	12,254	4.2%
Stock-based compensation	( C )	5,641	1.8%	4,226	1.5%
Amortization of acquisition-related inventory step-up	( D )	71	0.0%	223	0.1%
Non-recurring acquisition costs	( E )	738	0.2%	465	0.2%
Non-GAAP operating income:		$57,054	17.9%	$45,908	15.9%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$27,898		$17,465
Restructuring	( A )	674		4,488
Amortization of purchased intangibles	( B )	13,815		12,254
Stock-based compensation	( C )	5,641		4,226
Amortization of acquisition-related inventory step-up	( D )	71		223
Non-recurring acquisition costs	( E )	538		465
Income tax effect on non-GAAP adjustments	( F )	(6,014)		(5,414)
Non-GAAP net income attributable to Trimble Navigation Ltd.		$42,623		$33,707

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.23		$0.14
Restructuring	( A )	0.01		0.04
Amortization of purchased intangibles	( B )	0.11		0.10
Stock-based compensation	( C )	0.04		0.04
Amortization of acquisition-related inventory step-up	( D )	-		-
Non-recurring acquisition costs	( E )	-		-
Income tax effect on non-GAAP adjustments	( F )	(0.05)		(0.04)
Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.34		$0.28

OPERATING LEVERAGE:
Increase (decrease) in non-GAAP operating income		$11,146		$(27,101)
Increase (decrease) in revenue		$30,061		$(66,342)
Operating leverage (increase in non-GAAP operating
income as a % of increase in revenue)		37.1%		N/A

			% of Segment		% of Segment
SEGMENT OPERATING INCOME:			Revenue		Revenue
Engineering and Construction
GAAP operating income before corporate allocations:		$18,807	11.9%	$2,509	2.0%
Stock-based compensation	( G )	1,726	1.1%	1,308	1.0%
Non-GAAP operating income before corporate allocations:		$20,533	13.0%	$3,817	3.0%

Field Solutions
GAAP operating income before corporate allocations:		$39,313	41.0%	$42,203	42.6%
Stock-based compensation	( G )	455	0.5%	222	0.2%
Non-GAAP operating income before corporate allocations:		$39,768	41.5%	$42,425	42.8%

Mobile Solutions
GAAP operating income before corporate allocations:		$1,899	5.0%	$3,148	8.2%
Stock-based compensation	( G )	1,202	3.2%	1,144	3.0%
Non-GAAP operating income before corporate allocations:		$3,101	8.2%	$4,292	11.2%

Advanced Devices
GAAP operating income before corporate allocations:		$5,625	20.4%	$4,312	18.1%
Stock-based compensation	( G )	443	1.6%	325	1.3%
Non-GAAP operating income before corporate allocations:		$6,068	22.0%	$4,637	19.4%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands)
(Unaudited)

The non-GAAP financial measures included in the previous table are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP diluted net income per share and operating leverage, and non-GAAP segment operating income before corporate allocations.    These non-GAAP measures can be used to evaluate the Company's historical and prospective financial performance, as well as its performance relative to competitors.  The Company believes some of its investors track the Company's "core operating performance" as a means of evaluating the Company's performance in the ordinary, ongoing, and customary course of its operations.  Management also believes that looking at its core operating performance provides a supplemental way to provide consistency in period to period comparisons.  Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangibles, stock based compensation, amortization of acquisition-related inven

( A )
Restructuring. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings.  We exclude restructuring from our non-GAAP measures because we believe they are not indicative of our core operating performance.

( B )
Amortization of purchased intangibles.  Included in our GAAP presentation of cost of sales and operating expenses, amortization of purchased intangibles recorded arise from prior acquisitions and are non-cash in nature.  We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

( C )
Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan determined in accordance with SFAS 123(R).  We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.   For the three months ended April 2, 2010 and April 3, 2009, stock-based compensation was allocated as follows:

	Three Months Ended
	Apr-2,	Apr-3,
	2010	2009
Cost of sales	$501	$438
Research and development	947	784
Sales and Marketing	1,383	1,004
General and administrative	2,810	2,000
	$5,641	$4,226

( D )
Amortization of acquisition-related inventory step-up.  The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory.  Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold.  We exclude inventory step-up amortization from our non-GAAP measures because we do not believe it is indicative of our core operating performance.

( E )
Non-recurring acquisition costs.  Included in our GAAP presentation of operating expenses and non-operating income (loss), net, non-recurring acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence and integration costs.  Also included are unusual acquisition related items such as adjustments to the fair value of earnout liabilitiess and payments made to settle earnout and holdback disputes.  We exclude these items because they are non-recurring and unique to specific acquisitions and are not indicative of our core operating performance.

( F )	Income tax effect on non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.

( G )
Stock-based Compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan determined in accordance with SFAS 123(R). As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance.  However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.  Stock-based compensation not allocated to the reportable segments was approximately $1,815 and $1,227 for the three months ended April 2, 2010 and April 3, 2009, respectively.

CONTACT:  Media, LeaAnn McNabb, +-408-481-7808, leaann_mcnabb@trimble.com, Investors, Willa McManmon, +1-408-481-7838, willa_mcmanmon@trimble.com